FIRST SUPPLEMENTAL INDENTURE
     THIS FIRST SUPPLEMENTAL INDENTURE (“Supplemental Indenture”) is entered into as of this 6th day of September, 2006 (“Effective Date”), by and among American Commercial Lines LLC, a Delaware limited liability company, ACL Finance Corp., a Delaware corporation (collectively, the “Issuers”), the Guarantors (as defined in the Indenture) and Wilmington Trust Company, as Trustee.
WITNESSETH
     WHEREAS, the Issuers, the Guarantors and the Trustee have entered into an Indenture dated as of February 11, 2005 with respect to the issuance of the 9 1/2% Senior Notes due 2015 (the “Indenture”); and
     WHEREAS, the Issuers and Guarantors have requested that the Indenture be modified in order to consummate an Asset Sale with respect to the divestiture of their interests in ACBL de Venezuela C.A.; and
     WHEREAS, the Trustee, with the consent and at the direction of a majority of the Holders of Notes is authorized, and has agreed, to enter into this Supplemental Indenture.
     NOW, THEREFORE, in consideration of these premises and the undertakings of the parties hereto, the Issuers, Guarantors and the Trustee hereby agree as follows:
     1. All capitalized terms used herein not otherwise defined herein have the meanings given to them in the Indenture.
     2. Section 1.01 of the Indenture is amended as of the Effective Date to add the following defined terms”:
"Venezuela Divestiture” means the sale, transfer, lease or other disposition by American Barge and/or any of its Restricted Subsidiaries or Subsidiaries (in one transaction or in a series of transactions) of the Equity Interests, assets or business operations of any or all of the Venezuela Subsidiaries, as well as any subsequent or simultaneous disposition or dissolution of the two technical assistance companies that support these Subsidiaries, and/or the parent entity, ACL International LLC, including, without limitation, the combination or merger of these companies into or the sale of all or substantially all of the assets of these companies to a Subsidiary.
"Venezuela Subsidiaries” means, collectively, ACBL de Venezuela LTD, ACL International LLC, ACBL de Venezuela CA and GMSV Holdings LLC, together with their Subsidiaries.
     3. Section 4.10 of the Indenture is amended as of the Effective Date by amending, restating and replacing the first full paragraph and its sub-clauses in their entirety with the following:
American Barge will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) American Barge (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by American Barge or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:
          (A) any liabilities, as shown on American Barge’s most recent consolidated balance sheet, of American Barge or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases American Barge or such Restricted Subsidiary from further liability;
          (B) any securities, notes or other obligations received by American Barge or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by American Barge or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and
          (C) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this Section 4.10.
Notwithstanding the foregoing, the provisions of clauses (2)(A),(2)(B) and (2)(C) shall not be applicable to all or any portion of a Venezuela Divestiture or any Asset Sale or Asset Sales relating to all or any portion of a Venezuela Divestiture.
     4. Section 4.11 of the Indenture is amended as of the Effective Date by modifying subsections (b)(8) — (9) and adding new subsection (b)(10) to read as follows:
     (8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to American Barge or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Parent;
     (9) Permitted Payments to Parent; and
     (10) all or any portion of a Venezuela Divestiture or any Asset Sale or Asset Sales relating to all or any portion of a Venezuela Divestiture which does not violate Section 4.10 hereof.
     5. Upon execution and delivery of this Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Supplemental Indenture will control. The Indenture, as modified and amended by this Supplement Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Supplemental Indenture, shall control.

     6. The Issuers and each Guarantor hereby represents and warrants to the Trustee that (a) this Supplemental Indenture has been duly authorized, executed and delivered by the Issuers or such Guarantor, as applicable, and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (b) the execution and delivery of this Supplemental Indenture (i) does not require any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, except such as have been obtained or made and are in full force and effect as of the date hereof and (ii) will not violate any applicable law or regulation or the charter, by laws or other organizational documents of the Issuers or such Guarantor, as applicable, or any order of any governmental agency or body, or breach or conflict with any material agreement to which the Issuers or such Guarantor, as applicable, is a party or by which the Issuers or such Guarantor, as applicable, is bound and (c) no Default or Event of Default under the Indenture exists and is continuing.
     7. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.
     8. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether nor not elsewhere herein so provided.
     9. This Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. In the event any party executes and delivers this Supplemental Indenture via facsimile, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Supplemental Indenture; (ii) the facsimile of this Supplemental Indenture shall constitute a writing signed by such party; and (iii) the facsimile of this Supplemental Indenture shall constitute an original of and best evidence of this Supplemental Indenture.
     10. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     IN WITNESS WHEREOF, the Issuers, Guarantors and Trustee, on behalf of the Holders of Notes, have caused this Supplemental Indenture to be executed as of the date first above written.

Issuers AMERICAN COMMERCIAL LINES LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

ACL FINANCE CORP.
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

Guarantors AMERICAN BARGE LINE COMPANY
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

COMMERCIAL BARGE LINE COMPANY
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

LOUISIANA DOCK COMPANY LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

AMERICAN COMMERCIAL TERMINALS LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

AMERICAN COMMERCIAL LOGISTICS LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

AMERICAN COMMERCIAL LINES INTERNATIONAL LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

JEFFBOAT LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

AMERICAN COMMERCIAL BARGE LINE LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

ACBL LIQUID SALES LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

ORINOCO TASA LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

ORINOCO TASV LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

HOUSTON FLEET LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

AMERICAN COMMERCIAL TERMINALS — MEMPHIS LLC
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Senior Vice President & Chief Financial Officer

Trustee WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Denise M. Geran
	Name:	Denise M. Geran
	Title:	Vice President